SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2014

Bespoke Tricycles, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55008	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145-147 St. John Street London, United Kingdon
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 203 086 7401

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 4, 2014, Silberstein Ungar, PLLC (the “Former Accountant”) notified the Company that its principals joined the accounting firm of KLJ & Associates, LLP. As a result of the transaction, on August 4, 2014, the Former Accountant resigned as the Company’s independent registered public accounting firm and the Company engaged KLJ & Associates, LLP (the “New Accountant”) as the Company’s independent registered public accounting firm. The engagement of the New Accountant was approved by the Company’s Board of Directors.

The Former Accountant’s audit reports on the financial statements of the Company for the fiscal years ended October 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Company for the fiscal years ended October 31, 2013 and 2012 contained an uncertainty about the Company’s ability to continue as a going concern.

During the fiscal years ended October 31, 2013 and 2012, and through the interim period ended August 4, 2014, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

During the fiscal years ended October 31, 2013 and 2012, and through the interim period ended August 4, 2014, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K).

  As disclosed in Part I, Item 4 of the Company’s Form 10-Q for the quarter ended April 30, 2014, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such period due to the existence of material weaknesses related to the following:

(i)	inadequate segregation of duties and effective risk assessment; and

(ii)	insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and SEC guidelines.

These material weaknesses have not been remediated as of the date of this Current Report on Form 8-K.

  Following comments received on June 25, 2014 from the staff of the Division of Corporation Finance of the Securities and Exchange Commission, on June 25, 2014, the board of directors of the Company determined that the Company’s financial statements and related disclosures included in the Company’s Quarterly Reports on Form 10-Q for the periods ended July 31, 2013, April 30, 2013 and January 31, 2013 (the “Previously Issued Financial Statements”) should not be relied upon. The Company began recording transactions in Great Britain Pounds beginning November 01, 2012 converting from recording currency in US dollars. This conversion required translation calculations that were incorrect. This error caused the Company’s Previously Issued Financial Statements to be materially misstated.

The Company has restated beginning balances for January 31, 2013 and April 30, 2013, as well as the Balance Sheets, Statements of Operations, Statements of Other Comprehensive Loss and Statements of Cash flows for January 31, 2013 and April 30, 2014 to correct errors in its accounting. These restated financial statements are contained in the Company’s Quarterly Reports on Form 10-Q for the periods ended January 31, 2014 and April 30, 2014. The Company’s audited year end October 31, 2013 financial statements reflect the corrected translation for the year and are materially correct.

The Company intends to restate the unaudited financial statements and amend its Quarterly Report on Form 10-Q for the period ended July 31, 2013.

Other than as disclosed above, there were no reportable events during the fiscal years ended October 31, 2013 and 2012, and through the interim period ended August 4, 2014. The Company’s Board of Directors discussed the subject matter of each reportable event with the Former Accountant. The Company authorized the Former Accountant to respond fully and without limitation to all requests of the New Accountant concerning all matters related to the audited period by the Former Accountant, including with respect to the subject matter of each reportable event.

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

On August 6, 2014, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K disclosing the dismissal of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Silberstein Ungar, PLLC to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Tricycles, Inc.

/s/ John Goodhew

John Goodhew
Chief Executive Officer

Date: August 7, 2014

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